Cooperation Agreement

Party A: Shaanxi Aoxing Pharmaceutical Co., Ltd.

Party B: Xianyang Material Medical Institute

Whereas:

1. Party A commissions Party B to research and develop (the “R&D”) the traditional Chinese medicine Zhenbaowan Capsule (the “New Drug”) and prepare for the application materials of the New Drug;

2. Party A is the owner of the New Drug;

3. Party A and Party B agree to have long-term technical cooperation on R&D of new medicine.

Therefore, Party A and Party B through mutual negotiations hereby enter into this cooperation agreement (the “Agreement”) regarding to the issues of New Drug R&D, application and long-term technical cooperation according to the following terms and conditions on January 5, 2007:

Article 1 R&D of the New Drug

Party A commissions Party B to research and develop the New Drug, and Party B agrees to accept the commissioning of researching and developing the New Drug. Party B shall strictly comply with the technical requirements as set forth in laws and regulations, such as Drug Administration Law of the PRC and Administration Regulations for Drug Registration, and report the latest status of the New Drug to Party B in time.

Article 2 The Ownership of the New Drug

The New Drug and all the intellectual property rights developed in the R&D process of the New Drug shall belong to Party A.

Article 3 Researching Materials

Party B shall disclose all samples, formulas, methods, techniques, experiment records, documents, drawings and other information (the “Researching Materials”) regarding the R&D of the New Drug to Party A, and deliver Researching Materials to party A or the third party appointed by Party A, according to the request of Party A.

Article 4 Application of New Drug

When the R&D of the New Drug is completed, Party A shall be the applicant to apply to the State Food and Drug Administration (the “SFDA”) for registering the New Drug, and Party B shall assist Party A with the application. Party B shall, as requested by Party A, provide and prepare samples and relevant materials in time, revise the aforesaid materials according to the accreditation opinion, and deliver them to Party A or a third party appointed by party A.

If the New Drug approving is suspended or terminated due the change of state policy, Party A shall take all the relevant financial responsibility.

Article 5 Expense

5.1 Expense of R&D of the New Drug

Party A shall pay the expense of R&D of the New Drug (excluding the application expense) to Party B of RMB 180,000, which shall be paid according to following terms:

Party A shall pay RMB 90,000 to the account designated by Party B on the day that the New Drug passes the first materials examination and producing-site examination by provincial branch of the SFDA; Party A shall pay the rest RMB 90,000 to the account designated by Party B on the day that the New Drug passes the new drug accreditation by the SFDA and Party A receives the Drug Approval Number of the New Drug.

5.2 Expense of New Drug Application

Party A shall be responsible for all the expenses rising from the New Drug application.

Article 6 Party B’s Special Warrants

6.1 Confidentiality

Party B covenants to keep the Researching Materials confidential, and not to disclose to any third party without Party A’s consent.

6.2 Legal Compliancy of the New Drug R&D

Party B covenants that the R&D process strictly complies with the relevant laws and regulations and industrial practices, and the Researching Materials and results are true.

Article 7 Long-term R&D Cooperation

Party A and Party B agree to have long-term cooperation on the R&D of new drug (the “Project Cooperation”). All the products and relevant intellectual property rights of Project Cooperation shall belong to Party A. Party B shall, according to the request of Party A, deliver all the Researching Materials regarding the Project Cooperation to Party A or the third party appointed by Party A.

Party B shall give necessary assistance when Party A applies for new drug or patent, and keep the content, products and Researching Materials confidential.

For each product of Project Cooperation, Party A shall pay certain fee to Party B on the basis of valuation result. Party A and Party B shall make agreement for the details of each co-operation of Project Cooperation besides this Agreement.

Article 8 Breach

Party A shall be responsible to the loss of New Drug R&D suspending due to Party A’s failing to pay the research expense as set forth in this Agreement; Party B shall make up the loss of Party A, if the loss is caused by Party B’s breach of Article 6 of this Agreement or caused by failing to obtain Drug Approval Number due to the technical materials prepared by Party B.

Article 9 Miscellaneous

9.1 Dispute Resolution

Any disputes under the Agreement shall be settled at first through friendly consultation between the Parties hereto. In case no settlement can be reached through consultation, the dispute shall be brought to the jurisdictional court for resolution.

9.2 Severability

The invalidity of certain terms and clauses of this Agreement shall not affect the validity of other terms and clauses.

9.3 Copies

This Agreement is executed in two (2) copies; each Party holds one and each original copy has the same legal effect.

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Party A: Shaanxi Aoxing Pharmaceutical Co., Ltd. (seal)

Authorized Representative (signature):

Party B: Xianyang Material Medical Institute (seal)

Authorized Representative (signature):